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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) February 26, 1997


                              NU-TECH BIO-MED, INC.
               (Exact Name of Registrant as specified in charter)



      Delaware                      0-11772               25-1411971
(State or other jurisdic-          (Commission           (IRS Employer
tion of incorporation)             File Number)        Identification No.)


500 Fifth Avenue, Suite 2424 New York, New York          10110
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code (212) 391-2424


         55 Access Road Warwick, Rhode Island  02886
         (Former name or former address, if changed since last report.)
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ITEM 2.     ACQUISTION OR DISPOSITION OF ASSETS.

SALE OF MEDICAL SCIENCE INSTITUTE TO PHYSICIANS CLINICAL LABORATORY.

      On February 26, 1997 Nu-Tech Bio-Med, Inc. (the "Company") completed the sale of its ownership interest in Medical Science Intitute, a California corporation ("MSI"). As previously disclosed, on November 18, 1996, Nu-Tech Bio-Med, Inc. (the "Company") acquired all of the capital stock of Medical Science Institue ("MSI"). The Company had acquired MSI upon approval by the United States Bankruptcy Court of the Central District of California (the "Court") (Case No. LA 95-37790 TD) of the First Amended Plan of Reorganization (the "MSI Plan") of Medical Science Institute. MSI is engaged in the medical laboratory business primarily in the State of California and had been operating under Chapter 11 of the U.S. Bankruptcy Code since October 26, 1995. MSI provides clinical laboratory testing services, including testing of human tissue and fluid specimens to physicians, managed-care organizations, hospitals and other health care providers. MSI is a California corporation with its principal executive offices located in Burbank, California.

      The Company had agreed on January 14, 1997 to sell its ownership interests in MSI to Physicians Clinical Laboratory, a Delaware corporation ("PCL") which is operating as a debtor-in- possession under Chapter 11 of the United States Bankruptcy Code (United States Bankruptcy Court, Central District of California, Case No. SV96-23185-GM). The Company sold its interests in MSI to PCL for its costs and certain expenses of the acquisition aggregating approximately $7,643,000. The Company received approximately $2,643,000 in cash and a secured promissory note of PCL in the principal amount of $5,000,000. The note is secured by all of the assets of PCL but is subordinate to certain other claims and administrative expenses. The Company used approximately $2,013,000 of the sale proceeds to repay in full an outstanding secured loan which it had incurred to acquire MSI. In the event the PCL Plan of Reorganization (as described below) is consummated and such plan provides that Nu-Tech shall become the owner of 51% of the outstanding capital stock of PCL (or such other terms as Nu-Tech may agree), the note (including all principal and interest) will be forgiven. If the PCL Reorganization Plan is not consummated by November 9, 1997, the note shall be payable in full. There can no assurance that the note will be repaid in full if the PCL Reorganization Plan is not consummated.

      The Company has joined with PCL and certain of PCL's creditors in submitting a Plan of Reorganization of PCL pursuant to which PCL will, subject to approval of the United States Bankruptcy Court having jurisdiction over PCL, become a 51% subsidiary of Nu-Tech. The Company currently owns approximately $13,300,000 of senior debt

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of PCL which will be converted, in accordance with the present terms of the PCL
Reorganization Plan, into 34% of the capital stock of PCL. The PCL Reorganization Plan provides that the Company shall obtain an additional 17% interest in PCL in exchange for $5,000,000, which shall be paid by forgiveness of the PCL note received in the sale of MSI to PCL .

      PCL is a full service clinical laboratory capable of providing a comprehensive battery of testing services. PCL is a publicly held corporation which, until recently, filed reports with the Commission under the Securities Exchange Act of 1934, as amended. PCL is delinquent in its filings with the Commission and has not filed any reports since the quarter ended May 31, 1996. PCL has been operating as a debtor-in-possession under Chapter 11 of the Bankruptcy Code since November 8, 1996. PCL's common stock is traded in the over-the-counter market of the National Securities Dealers Automated Quotation System under the symbol "PCLI".

      The PCL Reorganization Plan is subject to approval of the various creditor and equity class interests in PCL and the bankruptcy court, and there can be no assurance that such approval will be obtained. A hearing on confirmation of the PCL Reorganization Plan has been scheduled for April 18, 1997.



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   ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL,INFORMATION
            AND EXHIBITS.

      a.    Financial Statements of Businesses Acquired.

            NONE

      b.    Pro Forma Financial information.

            NONE

      c.    Exhibits.

            NONE

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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                          NU-TECH BIO-MED, INC.



                                          By: /s/ J. Marvin Feigenbaum
                                             ----------------------------
                                             J. Marvin Feigenbaum
                                             Chairman of the Board,
                                             President, Chief Executive
                                             and Chief Financial Officer

   Dated: March 4, 1997